Exhibit 77e(1)


                         INVESTMENT MANAGEMENT AGREEMENT

      Agreement dated May 16, 2007, between ING Separate Portfolios Trust (the "Trust"), a Delaware statutory trust, and ING Investment Management Co. (the "Manager"), a Connecticut corporation (the "Agreement").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Trust has established separate series that are designated as ING SPorts Core Fixed Income Fund and ING SPorts Plus Fixed Income, and may offer shares of additional series in the future;

      WHEREAS, the Trust desires to avail itself of the services of the Manager for the provision of advisory and management services for the Trust; and

      WHEREAS, the Manager is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

      WHEREAS, the Manager is willing to render such services to the Trust;

      NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

      1. Appointment. The Trust hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, and other services, as described herein, with respect to each series of the Trust set forth on Schedule A hereto (individually and collectively referred to herein as "Series"). The Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      In the event the Trust establishes and designates additional series (other than the Series) with respect to which it desires to retain the Manager to render advisory services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Trust in writing, whereupon such additional series shall become a Series hereunder, and be subject to this Agreement.

      2. Services of the Manager. The Manager represents and warrants that it is registered as an investment adviser under the Advisers Act and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of the Trust, the Manager shall provide the following advisory, management, and other services with respect to the Series:


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            (a) Provide general investment advice and guidance with respect to the Series and provide advice and guidance to the Trust's Trustees, and oversee the management of the investments of the Series and the composition of each Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series' investment objective or objectives and policies as stated in the Trust's current registration statement;

            (b) Render to the Board of the Trust such periodic and special reports as the Board may reasonably request; and

            (c) Make available its officers and employees to the Board and officers of the Trust for consultation and discussions regarding the administration and management of the Series and services provided to the Trust under this Agreement.

      3. Investment Management Authority. In the event the Manager wishes to render investment management services directly to a Series, then with respect to any such Series, the Manager, subject to the supervision of the Trust's Board, will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts, or derivative instruments, on behalf of the Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed on Form N-1A with the SEC, as amended.
Furthermore:

            (a) The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Trust or counsel to the Manager.

            (b) The Manager will conform to, and comply with, the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act, as supplemented or amended.

            (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the


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Trust's Board, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.

            (d) In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the Trust on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Trust's custodian.

            (e) The Manager will assist the custodian or portfolio accounting agent for the Trust in determining, consistent with the procedures and policies stated in the Registration Statement for the Trust and any applicable procedures adopted by the Trust's Board, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

            (f) The Manager will make available to the Trust, promptly upon request, any of the Series' or the Managers' investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services, which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

            (g) The Manager will regularly report to the Trust's Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Trust's Board with respect to the Series such periodic and special reports as the Trustees may reasonably request.

            (h) In connection with its responsibilities under this Section 3, the Manager is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Trust, as may be amended, and which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, execution capabilities and operational facilities of the firms involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust, by other


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aspects of the portfolio execution services offered. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with
Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

      (i) With respect to any investments, including but not limited to repurchase and reverse repurchase agreements, derivatives, futures contracts and options on futures contracts ("futures"), which are permitted to be made by the Manager in accordance with this Agreement and the investment objectives of the Series as outlined in the Prospectus and/or Statement of Additional Information for the Trust, the Trust hereby authorizes and directs the Manager to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, executing brokerage agreements and other documents to establish, operate and conduct all brokerage or other trading accounts in the name of the Trust, and executing such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including limited partnership agreements, repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The Trust acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the Manager for such investment purposes.

      4. Conformity with Board Instructions. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the instructions and directions of the Board of the Trust.

      5. Non-Exclusivity. The services of the Manager to the Trust under this Agreement are not exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.


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      6. Documents. The Trust has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

            (a) certified resolution of the Board of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

            (b) the Registration Statement as filed with the SEC and any amendments thereto; and

            (c) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

      7. Records. The Trust agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Trust with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the Trust and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

      8. Expenses. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses that are assumed by the Series under this Agreement and any expenses that are paid by a party other than the Trust under the terms of any other agreement to which the Trust is a party or third-party beneficiary. The Manager further agrees to pay executive salaries and expenses of the Trustees of the Trust who are employees of the Manager or its parent company. The Trust shall be responsible for all of the other expenses of its operations, including, without limitation, the management fee payable hereunder; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; the expense of obtaining quotations for calculating the Trust's net asset value; taxes, if any, and the preparation of the Trust's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Trust under federal and state laws and regulations (including the salary of employees of the Manager engaged in the registering and qualifying of shares of the Trust under federal and state laws and regulations or a pro-rata portion of the salary of employees to the extent so engaged); salaries of personnel involved in placing orders for the execution of the Trust's portfolio transactions; expenses of disposition or offering any of the portfolio securities held by a Series; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and trustee meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Trust who are not employees of the Manager, or its affiliates; Board approved trade association dues; insurance premiums; and extraordinary expenses such as litigation expenses. To the extent the Manager incurs any costs or performs any services, which are an obligation of the Trust, as set forth herein, the Trust shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Trust is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Trust only to the extent of its costs for such services.


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      9. Compensation. The Manager shall receive no investment advisory or other fee from the Trust for the services provided under this Agreement. The Manager acknowledges and agrees that the Series are an integral part of wrap fee programs, and that the Manager will be compensated directly or indirectly by wrap program sponsors for services rendered hereunder.

      10. Liability of the Manager. The Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its members, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in his or her official capacity, to any person, other than to the Trust or its shareholders, in connection with Trust property or the affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Trust.

      11. Continuation and Termination. With respect to each Series identified as a Series on Schedule A hereto as in effect on the date of this Agreement, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2008. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

      With respect to any Series that was added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series.


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Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

      However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding
(i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any applicable law or otherwise. This Agreement may be terminated by the Trust at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of the Trust or by a vote of a majority of the outstanding voting shares of the Trust, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment" as described in the 1940 Act.

      12. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Trust. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Manager.

      13. Use of Name. It is understood that the name "ING" or "ING Investment Management Co." or any derivative thereof or logo associated with that name is the valuable property of the Manager and its affiliates, and that the Trust and/or the Series have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to such Trust and/or Series. Upon termination of this Agreement, the Trust (or Series) shall forthwith cease to use such name (or derivative or logo) and, in the case of the Trust, shall promptly amend its Declaration of Trust to change its name (if such name is included therein).

      14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

      15. Applicable Law.

            (a) This Agreement shall be governed by the laws of the State of Delaware provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or any rules or order of the SEC thereunder.


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            (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

            (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      16. Certificate and Declaration of Trust. A Certificate of Trust for the Trust is on file with the Secretary of the State of Delaware. The Certificate of Trust has been executed on behalf of the Trust by the initial Trustee of the Trust in his capacity as Trustees of the Trust and not individually. The obligations set forth in the Trust's Declaration of Trust shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer or shareholder of the Trust individually. In addition, the Manager agrees that the obligations assumed by the Trust on behalf of the Series pursuant to this Agreement shall be limited in all cases to the applicable Series and its assets, and the Manager shall not seek satisfaction of any such obligation from any other Series of the Trust. The Manager understands that the assets and liabilities, and the rights and obligations associated therewith of each Series under the Amended and Restated Agreement and Declaration of Trust are separate and distinct from those of any and all other Series.

      17. Notices. Any notice, direction, instruction, acknowledgment, or other communication required or contemplated by this Agreement shall be in writing and addressed as follows:

      To the Trust:
            ING Separate Portfolios Trust
            7337 E Doubletree Ranch Road
            Scottsdale, AZ  85248
            Attn:  Chief Counsel

      To the Manager:
            ING Investment Management Co.
            10 State House Square
            Hartford, CT  06103
            Attn:  Chief Compliance Officer

      With a copy to:
            ING Investment Management Co.
            230 Park Avenue
            New York, NY  10169
            Attn:  Gerald Lins

      Any party hereto by notice hereunder to the other may designate a different address.


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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                    ING Separate Portfolios Trust

                                    By:
                                        -----------------------------
                                        Kimberly A. Anderson
                                        Senior Vice President


                                    ING Investment Management Co.

                                    By:
                                        -----------------------------
                                    Name:
                                    Title:


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                                   SCHEDULE A

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                          ING SEPARATE PORTFOLIOS TRUST

                                       and

                          ING INVESTMENT MANAGEMENT CO.


   Series                                     Annual Investment Management Fee*
   ------                                     ---------------------------------

   ING SPorts Core Fixed Income Fund                        0.00%

   ING SPorts Core Plus Fixed Income Fund                   0.00%

* The Manager has agreed to contractually waive its investment management fee, indefinitely.


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